Exhibit 99


 Marine Products Corporation Announces Stock Repurchased in the First Quarter
                                   of 2004

    ATLANTA, April 19 /PRNewswire-FirstCall/ -- Marine Products Corporation (Amex: MPX) today announced a share repurchase for the first quarter of 2004 of 9,100 shares at an average price of $13.02. The Board of Directors approved a program authorizing the repurchase of up to one million shares on April 25, 2001. The 3-for-2 split effective March 10, 2004 makes the effective number of shares available for repurchase 1.5 million. Since the program's inception, 456,451 shares (number of shares reflects the 3-for-2 split) have been repurchased, and 1,043,549 additional shares may be purchased under this program. The program does not have an expiration date.
    Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at www.marineproductscorp.com .

     Ben M. Palmer                             Jim Landers
     Chief Financial Officer                   Corporate Finance
     404.321.7910                              404.321.2162
     irdept@marineproductscorp.com

SOURCE  Marine Products Corporation
    -0-                             04/19/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-7910, or irdept@marineproductscorp.com, or Jim Landers, Corporate Finance,
+1-404-321-2162, both of Marine Products Corporation/
    /Web site:  http://www.marineproductscorp.com /
    (MPX)

CO:  Marine Products Corporation
ST:  Georgia
IN:  MAR
SU: